UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2020

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained under the heading “Risk Factors” in OncoCyte Corporation’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and in other filings that OncoCyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

References to “Oncocyte,” “we,” “us,” and “our” are references to OncoCyte Corporation.

Item 8.01 – Other Events

On June 29, 2020 Oncocyte announced the completion of the clinical validation study of DetermaDx™, a liquid biopsy test intended to clarify whether a lung nodule is suspicious or likely benign. Findings from the clinical validation study demonstrated that the performance of DetermaDx™ did not meet the predetermined endpoints for the study. The primary clinical validation study endpoint for the commercial launch of DetermaDx™ was statistically significant improvement over and above the clinical factors being utilized by physicians today to help with the diagnosis of intermediate risk lung nodules, particularly those in the 0.8 cm to 2.2 cm size range. Based on the results of the clinical validation study, Oncocyte has determined to cease further investment in DetermaDx™ and to focus its efforts on maximizing the opportunities for its two more advanced commercial diagnostic tests, DetermaRx™ and DetermaIO™.

DetermaRx™ is already available for clinical use in treatment selection for early stage lung cancer management and has received CMS approval for Medicare reimbursement, with determination of the reimbursable price still pending.

DetermaIO™ is a test being developed for immunotherapy response prediction, for which studies have been completed in non-small cell lung cancer and triple negative breast cancer by researchers at the West Clinic and MD Anderson Cancer Center, respectively, for which results were presented at SITC 2019 and the ASCO 2020 annual meetings. This test is currently available for biopharma diagnostic development and research use only. Oncocyte believes that DetermaIO™ has potential as a companion test in immunotherapy drug development to select patients for clinical trials and, ultimately, as a full companion diagnostic for clinical use of immunotherapies in patient management. We believe that the clinical potential for DetermaIO™ is as a test to help physicians determine which patients are most likely to have a sustained response to immunotherapies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2020	ONCOCYTE CORPORATION

	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer

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